UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 19, 2011

GLOBAL PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9161 800 South Street Waltham, Massachusetts 02454-9161
(Address of Principal Executive Offices)

(781) 894-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

The description of the amendment to the Credit Agreement under Item 2.03 below is incorporated in this Item 1.01 by reference.

Item 2.02.	Results of Operations and Financial Condition

On July 21, 2011, Global Partners LP (the “Partnership”) issued a press release announcing preliminary unaudited results for net income and earnings before interest, taxes, depreciation and amortization for the second quarter ended June 30, 2011.  The press release contains measures that may be deemed non-GAAP financial measures as defined in Item 10 of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The most directly comparable generally accepted accounting principles (“GAAP”) financial measures and information reconciling the GAAP and non-GAAP financial measures are also included in the press release.  A copy of the Partnership’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information furnished pursuant to Item 2.02 in this report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, unless the Partnership specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 19, 2011, the Partnership and its general partner and subsidiaries, each Lender party thereto and Bank of America, N.A. as administrative Agent and L/C Issuer, JPMorgan Chase Bank, N.A. as Syndication Agent, Societe Generale, Standard Chartered Bank, Wells Fargo Bank, N.A. and RBS Citizens, National Association as Co-Documentation Agents entered into a Second Amendment to Amended and Restated Credit Agreement (the “Second Amendment”), which amended the Amended and Restated Credit Agreement dated May 14, 2010 (as amended, the “Credit Agreement”).  The following is a description of the material provisions set forth in the Second Amendment:

(i)       The minimum Combined EBITDA (as defined in the Credit Amendment) as at the end of each fiscal quarter, other than the fiscal quarters ending September 30, 2011 and December 31, 2011 shall not be less than $75 million for the four consecutive fiscal quarters most recently ended and not less than $70 million for the four consecutive fiscal quarters ending September 30, 2011 and December 31, 2011.

(ii)      The Combined Interest Coverage Ratio (as defined in the Credit Agreement) as at the end of any fiscal quarter shall not be less than the ratio set forth below:

Fiscal Quarter Ending	Combined Interest Coverage Ratio
June 30, 2011	2.00:1.00
September 30, 2011 and December 31, 2011	1.65:1.00
March 31, 2012	1.75:1.00
June 30, 2012 and each fiscal quarter ending thereafter	2.00:1.00

(iii)     The Combined Senior Secured Leverage Ratio (as defined in the Credit Agreement) as at the end of any fiscal quarter shall not be greater than the ratio set forth below:

Fiscal Quarter Ending	Combined Senior Secured Leverage Ratio
June 30, 2011	2.50:1.00
September 30, 2011 and December 31, 2011	3.00:1.00
March 31, 2012 and each fiscal quarter ending thereafter	2.75:1.00

All other material terms remain the same as disclosed in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2010.  The Second Amendment is filed hereto as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

On July 21, 2011, the Partnership issued a press release announcing that the Board of Directors of its general partner, Global GP LLC, declared a quarterly cash distribution of $0.50 per unit ($2.00 per unit on an annualized basis) on all of its outstanding common units for the period from April 1, 2011 through June 30, 2011.  On August 12, 2011, the Partnership will pay such cash distribution to its common unitholders of record as of the close of business August 3, 2011.  A copy of the Partnership’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information furnished pursuant to Item 7.01 in this report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, unless the Partnership specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933, as amended or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibit

10.1

Second Amendment to Amended and Restated Credit Agreement, dated as of July 19, 2011, by and among Global Operating LLC, Global Companies LLC, Global Montello Group Corp., Glen Hes Corp., Chelsea Sandwich LLC, GLP Finance Corp. and Global Energy Marketing LLC as borrowers, Global Partners LP and Global GP LLC, as guarantors, each lender from time to time party thereto, Bank of America, N.A., as Administrative Agent and L/C Issuer, JPMorgan Chase Bank, N.A. as Syndication Agent, Societe Generale, Standard Chartered Bank, Wells Fargo Bank, N.A. and RBS Citizens, National Association as Co-Documentation Agents

99.1*	Global Partners LP Press Release dated July 21, 2011

* Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP
		By:	Global GP LLC,
its general partner

Dated:	July 21, 2011	By:	/s/ Edward J. Faneuil
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1

Second Amendment to Amended and Restated Credit Agreement, dated as of July 19, 2010, by and among Global Operating LLC, Global Companies LLC, Global Montello Group Corp., Glen Hes Corp., Chelsea Sandwich LLC, GLP Finance Corp. and Global Energy Marketing LLC as borrowers, Global Partners LP and Global GP LLC, as guarantors, each lender from time to time party thereto, Bank of America, N.A., as Administrative Agent and L/C Issuer, JPMorgan Chase Bank, N.A. as Syndication Agent, Societe Generale, Standard Chartered Bank, Wells Fargo Bank, N.A. and RBS Citizens, National Association as Co-Documentation Agents

99.1*	Global Partners LP Press Release dated July 21, 2011

* Furnished herewith